Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following registration statements of Texas Instruments Incorporated and in the related prospectuses of our reports dated February 4, 2022, with respect to the consolidated financial statements of Texas Instruments Incorporated, and the effectiveness of internal control over financial reporting of Texas Instruments Incorporated, included in this Annual Report on Form 10-K for the year ended December 31, 2021: Registration Statements (Forms S-8) No. 333-158933, No. 333-158934, No. 033-42172, No. 33-54615, No. 033-61154, No. 333-07127 (as amended), No. 333-41913, No. 333-41919, No. 333-31321 (as amended), No. 333-31323, No. 333-48389, No. 333-44662, No. 333-107759, No. 333-107760, No. 333-107761, No. 333-127021, No. 333-177235, No. 333-195692, No. 333-211111, No. 333-197792 (as amended), No. 333-103574, No. 333-31319 (as amended), No. 033-21407 and No. 333-224639; Registration Statements (Forms S-3) No. 333-141048, No. 333-165045, No. 333-186803, No. 333-209678, and No. 333-229797; and Registration Statements (Forms S-4) No. 333-89433 (as amended), No. 333-87199, No. 333-80157 (as amended), No. 333-89097 and No. 333-41030 (as amended).

/S/ ERNST & YOUNG LLP
ERNST & YOUNG LLP
Dallas, Texas
February 4, 2022